SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Exxon Mobil Corporation

(Name of Registrant as Specified in Its Charter)

Engine No. 1 LLC

Engine No. 1 LP

Engine No. 1 NY LLC

Christopher James

Charles Penner

Gregory J. Goff

Kaisa Hietala

Alexander Karsner

Anders Runevad

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On December 11, 2020, Engine No. 1 LLC, through its LinkedIn handle “Reenergize XOM,” issued the following promoted statements on LinkedIn:

On December 11, 2020, Engine No. 1 LLC, through its Twitter handle “@ReenergizeXOM,” issued the following promoted statements on Twitter:

On December 11, 2020, Engine No. 1 LLC, through its Twitter handle, @ReenergizeXOM, made the following tweets on Twitter and, on December 11, 2020, Engine No. 1 LLC, through its LinkedIn handle, Reenergize XOM, made the following posts on LinkedIn:

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Engine No. 1 Parties (as defined below), together with the other Participants (as defined below), intend to file a definitive proxy statement and accompanying proxy card with the SEC to be used to solicit proxies for votes (a “Proxy Solicitation”) regarding the election of its slate of director nominees and other proposals that may come before the 2021 annual meeting of shareholders of Exxon Mobil Corporation (the “Company”).

THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INNISFREE M&A INCORPORATED AT (877) 750-8310 (TOLL-FREE FROM THE U.S. AND CANADA) OR +1 (412) 232-3651 (FROM OTHER LOCATIONS).

The Participants in any future Proxy Solicitation are anticipated to be: (i) Engine No. 1 LLC, a Delaware limited liability company (“Engine No. 1 LLC”); (ii) Engine No. 1 LP, a Delaware statutory public benefit limited partnership and the sole owner of Engine No. 1 LLC (“Engine No. 1 LP”); (iii) Engine No. 1 NY LLC, a New York limited liability company (“Engine No. 1 NY”); (iv) Christopher James, a United States citizen (“Mr. James”) and Managing Member of Engine No. 1 GP LLC, a Delaware limited liability company and the general partner of Engine No. 1 LP (“Engine No. 1 GP” and together with Engine No. 1 LLC, Engine No. 1 LP and Engine No. 1 NY, “Engine No. 1”); (v) Charles Penner, a principal and authorized person of Engine No. 1 LLC and certain funds or affiliates controlled by Engine No. 1 and a United States citizen (“Mr. Penner,” and together with Engine No. 1 and Mr. James, the “Engine No. 1 Parties”); (vi) Gregory J. Goff (“Mr. Goff”); (vii) Kaisa Hietala (“Ms. Hietala”); (viii) Alexander Karsner (“Mr. Karsner”) and (ix) Anders Runevad (“Mr. Runevad”, together with Mr. Goff, Ms. Hietala and Mr. Karsner, the “Nominees”, and the Nominees together the Engine No. 1 Parties, the “Participants”).

As of the date hereof, the Participants beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 944,064 shares of common stock, without par value, of the Company (the “Common Stock”). Of the 917,400 shares of Common Stock beneficially owned in the aggregate by the Engine No. 1 Parties, such shares of Common Stock are beneficially owned as follows: (a) 917,400 Common Shares are beneficially owned by Engine No. 1 LLC by virtue of it being the investment advisor, directly or indirectly, to certain investment funds, (b) 917,400 Common Shares are beneficially owned by Engine No. 1 LP by virtue of it being the sole owner and the managing member of Engine No. 1 LLC and (c) 917,400 shares of Common Stock are beneficially owned by Mr. James by virtue of him being the managing member of Engine No. 1 GP. In addition, Mr. Karsner beneficially owns 17,000 shares of Common Stock and Mr. Goff beneficially owns 9,664 shares of Common Stock. Engine No. 1 NY, Ms. Hietala and Mr. Runevad do not beneficially own any shares of Common Stock.

Mr. Karsner expressly disclaims beneficial ownership of the shares of Common Stock beneficially owned by the Engine No. 1 Parties and Mr. Goff. Mr. Goff expressly disclaims beneficial ownership of the shares of Common Stock beneficially owned by the Engine No. 1 Parties and Mr. Karsner. Each of the Engine No. 1 Parties expressly disclaims beneficial ownership of the shares of Common Stock beneficially owned by Mr. Karsner and by Mr. Goff. Each Participant disclaims beneficial ownership of the Common Shares reported above except to the extent of his, her or its actual pecuniary interest therein.